Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

18 U.S.C. 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q of Great Elm Capital Corp., a Maryland corporation (the “Registrant”), for the three months ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Matt Kaplan, as Chief Executive Officer of the Registrant, and Keri A. Davis, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each of the undersigned’s knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 4, 2026

/s/ Matt Kaplan
Matt Kaplan
Chief Executive Officer
(Principal Executive Officer)

/s/ Keri A. Davis
Keri A. Davis
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)